Exhibit 10.2
CONFIDENTIAL PLACEMENT AGREEMENT

This Placement Agreement (the “Agreement”) is executed as of the date shown on the signature page (“Effective Date”), by and between FLG Partners, LLC, a California limited liability company (“FLG”), and the entity identified on the signature page (“Client”).
RECITALS
WHEREAS, FLG is in the business of providing certain financial services;
WHEREAS, Client wishes to retain FLG to provide and FLG wishes to provide such services to Client on the terms set forth herein;
NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the parties hereto agree as follows:

1.
Placement. Subject to Fuad Ahmad (the “FLG Member”) executing the employment agreement between Client and the FLG Member attached hereto as Exhibit A (the “Employment Agreement”), Client hereby agrees to employ the FLG Member pursuant to the Employment Agreement.

2.	Compensation.

A.	“Total Fee Basis” shall have the meaning assigned in the Employment Agreement.

B.	“Salary” shall mean all base salary paid to the FLG Member for services.

C.	“Bonus” shall mean any contingent cash payable to the FLG Member.

D.	“Target Bonus Basis” shall have the meaning assigned in the Employment Agreement.

E.	“Engagement Date” shall mean April 15, 2016.

F.
As compensation to FLG for: 1) making the FLG Member exclusively available to Client, and 2) providing the resources of FLG’s collective membership of experienced Chief Financial Officers to provide ongoing advice and consultation to Client and FLG Member regarding best practices and sound executive management (collectively, the “Services”),

i.	Client will pay FLG the below-listed fees, calculated based on a percentage of the Total Fee Basis and Total Bonus Basis under the Employment Agreement:

a)	For the FLG Member’s period of employment ending upon the first anniversary of the Engagement Date, an annual fee equal to fifteen percent (15%) of the Total Fee Basis for such period;

b)	For the FLG Member’s year of employment ending upon the second anniversary of the Engagement Date, an annual fee equal to ten percent (10%) of the Total Fee Basis for such period;

c)	For each subsequent year of the FLG Member’s employment, an annual fee equal to five percent (5%) of the Total Fee Basis for the applicable year of employment;

d)	For each year of the FLG Member’s employment, a fee equal to ten percent (10%) of any Target Bonus Basis that is earned by the FLG Member for the applicable year.

G.
All compensation payable to FLG hereunder shall be payable directly to FLG for Services rendered and shall not be reported as compensation income to the FLG Member, but shall be reported as income to FLG.

H.	The FLG Member shall be eligible to participate in all employee benefit plans sponsored by Client as described in the Employment Agreement.

I.
Client shall pay to FLG all amounts payable to FLG hereunder at the same time as the corresponding Salary or Bonus payments shall be made to the FLG Member. Any amounts payable hereunder which shall be more than thirty (30) days overdue shall accrue a late payment fee at the rate of one and 50/100 percent (1.5%) per month. FLG shall be entitled to recover all costs and expenses (including, without limitation) attorneys’ fees) incurred by it in collecting any amounts overdue under this Agreement.

3.
Relationship of the Parties. FLG’s relationship with Client will be that of an independent contractor and nothing in this Agreement shall be construed to create a partnership, joint venture, or employer-employee relationship between Client and FLG. FLG is not the agent of Client and is not authorized to make any presentation, contract, or commitment on behalf of Client unless specifically requested or authorized to do so by Client in writing. FLG agrees that all taxes payable as a result of compensation payable to FLG hereunder shall be FLG’s sole liability. FLG shall defend, indemnify and hold harmless Client, Client’s officers, directors, employees and agents, and the administrators of Client’s benefit plans from and against any claims, liabilities or expenses relating to such taxes or compensation.

4.	Termination.

J.	This Agreement shall terminate simultaneously with the termination of the FLG Member’s employment by Client.

K.	Upon termination of this Agreement, Client shall immediately pay to FLG all amounts payable to FLG hereunder as of immediately prior to such termination.

L.
If at any time during the one (1) year period following termination of this Agreement Client shall hire or retain the FLG Member as an employee, non-FLG consultant or independent contractor, AND in doing so induce, compel or cause FLG Member to leave FLG as a precondition to commencing or continuing employment or consultancy with Client, Client shall immediately pay to FLG in readily available funds a recruiting fee equal to the annualized Total Fee Basis under the Employment Agreement immediately prior to termination of this Agreement multiplied by thirty percent (30%).

5.	DISCLAIMERS AND LIMITATION OF LIABILITY.
NOTWITHSTANDING ANYTHING IN THE CONTRARY IN THE EMPLOYMENT AGREEMENT, ALL SERVICES TO BE PROVIDED BY THE FLG MEMBER UNDER THE EMPLOYMENT AGREEMENT ARE PROVIDED "AS IS" WITHOUT ANY WARRANTY WHATSOEVER. CLIENT RECOGNIZES THAT THE “AS IS” CLAUSE OF THIS AGREEMENT IS AN IMPORTANT PART OF THE BASIS OF THIS AGREEMENT, WITHOUT WHICH FLG WOULD NOT HAVE AGREED TO ENTER INTO THIS AGREEMENT AND THE FLG MEMBER WOULD NOT HAVE AGREED TO ENTER INTO

Initial: Client SH FLG JSK             Page 1 of 5     130625 FLG Form of Client Placement Agreement.doc

Exhibit 10.2
CONFIDENTIAL PLACEMENT AGREEMENT

THE EMPLOYMENT AGREEMENT. FLG, ON BEHALF OF ITSELF AND THE FLG MEMBER,

EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, TERMS OR CONDITIONS, WHETHER EXPRESS, IMPLIED, OR STATUTORY, REGARDING THE PROFESSIONAL SERVICES, INCLUDING ANY, WARRANTIES OF MERCHANTABILITY, TITLE, FITNESS FOR A PARTICULAR PURPOSE AND INFRINGEMENT. NO REPRESENTATION OR OTHER AFFIRMATION OF FACT, REGARDING THE SERVICES PROVIDED HEREUNDER SHALL BE DEEMED A WARRANTY FOR ANY PURPOSE OR GIVE RISE TO ANY LIABILITY OF FLG WHATSOEVER. IN NO EVENT SHALL FLG BE LIABLE FOR ANY INCIDENTAL, INDIRECT, EXEMPLARY, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, UNDER ANY CIRCUMSTANCES, INCLUDING, BUT NOT LIMITED TO: LOST PROFITS; REVENUE OR SAVINGS; WAIVER BY CLIENT, WHETHER INADVERTENT OR INTENTIONAL, OF CLIENT’S ATTORNEY-CLIENT PRIVILEGE THROUGH CLIENT’S DISCLOSURE OF LEGALLY PRIVILEGED INFORMATION TO FLG; OR THE LOSS OF USE OF ANY DATA, EVEN IF CLIENT OR FLG HAVE BEEN ADVISED OF, KNEW, OR SHOULD HAVE KNOWN, OF THE POSSIBILITY THEREOF. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT OR THE EMPLOYMENT AGREEMENT TO THE CONTRARY, THE AGGREGATE CUMULATIVE LIABILITY OF FLG UNDER THIS AGREEMENT AND THE EMPLOYMENT AGREEMENT, WHETHER IN CONTRACT, TORT, NEGLIGENCE, MISREPRESENTATION, STRICT LIABILITY OR OTHERWISE, SHALL NOT EXCEED AN AMOUNT EQUAL TO TWO (2) MONTHS OF THE CASH COMPENSATION PAYABLE BY CLIENT UNDER SECTION 2 OF THIS AGREEMENT. CLIENT ACKNOWLEDGES THAT THE COMPENSATION PAID BY IT UNDER THIS AGREEMENT AND THE EMPLOYMENT AGREEMENT REFLECTS THE ALLOCATION OF RISK SET FORTH IN THIS AGREEMENT AND THE EMPLOYMENT AGREEMENT AND THAT FLG WOULD NOT ENTER INTO THIS AGREEMENT WITHOUT THESE LIMITATIONS ON ITS LIABILITY.

6.	Disclosures:

A.
IRS Circular 230. To ensure compliance with requirements imposed by the IRS effective June 20, 2005, we hereby inform you that any tax advice offered during the course of providing, or arising out of, the Services rendered pursuant to this Agreement, unless expressly stated otherwise, is not intended or written to be used, and cannot be used, for the purpose of: (i) avoiding tax-related penalties under the Internal Revenue Code, or (ii) promoting, marketing or recommending to another party any tax-related matter(s) said tax advice address(es).

B.
Attorney-Client Privilege. Privileged communication disclosed to FLG may waive the privilege through no fault of our own. We strongly recommend that you consult with your legal counsel before disclosing privileged information to us. Pursuant to paragraph 6, FLG will be responsible for damages caused through Client’s waiver of privilege, whether deliberate or inadvertent, by disclosing such information to FLG.

7.	Indemnification.

A.
FLG shall, to the fullest extent permitted by law, as now or hereafter in effect, be indemnified and held harmless, and such right to indemnification shall continue to apply to FLG following the term of this Agreement out of the assets and profits of the Client from and against all actions, costs, charges, losses, damages, liabilities and expenses which FLG, or FLG’s heirs, executors or administrators, shall or may incur or sustain by or by reason for any act done, concurred in or omitted in or about the execution of FLG’s or FLG Member’s duty or services performed on behalf of Client; and Client shall advance the reasonable attorney’s fees, costs and expenses incurred by FLG in connection with litigation related to the foregoing on the same basis as such advancement would be available to the Client’s officers and directors, PROVIDED THAT Client shall not be obligated to make payments to or on behalf of any person (i) in connection with services provided by such person outside the scope of Services contemplated by this Agreement, and not authorized or consented to by Client’s CEO or Board of Directors, or (ii) in respect of any (a) gross negligence or willful misconduct of such person, or (b) negligence of such person, but only to the extent that FLG’s errors and omissions liability insurance would cover such person for such negligence without regard to Client’s obligation to indemnify FLG hereunder.

B.	FLG shall have no liability to Client relating to the performance of its duties under this agreement except in the event of FLG’s gross negligence or willful misconduct.

C.
FLG agrees to waive any claim or right of action FLG might have whether individually or by or in the right of Client, against any director, secretary and other officers of Client and the liquidator or trustees (if any) acting in relation to any of the affairs of Client and every one of them on account of any action taken by such director, officer, liquidator or trustee or the failure of such director, officer, liquidator or trustee to take any action in the performance of his duties with or for Client; PROVIDED THAT such waiver shall not extend to any matter in respect of any gross negligence or willful misconduct which may attach to any such persons.

8.	Miscellaneous.

A.
Any notice required or permitted to be given by either party hereto under this Agreement shall be in writing and shall be personally delivered or sent by a reputable courier mail service (e.g., Federal Express) or by facsimile confirmed by reputable courier mail service, to the other party as set forth in this Paragraph 8(A) Notices will be deemed effective two (2) days after deposit with a reputable courier service or upon confirmation of receipt by the recipient from such courier service or the same day if sent by facsimile and confirmed as set forth above.

If to FLG:
Jeffrey S. Kuhn
Managing Partner
FLG Partners, LLC
PO Box 556
Ross, CA 94957-0556
Tel: 415-454-5506
Fax: 415-456-1191
E-mail: jeff@flgpartners.com
If to Client: the address, telephone numbers and email address shown below Client’s signature on the signature page.

B.
This Agreement will be governed by and construed in accordance with the laws of California without giving effect to any choice of law principles that would require the application of the laws of a different jurisdiction.

C.	Any claim, dispute, or controversy of whatever nature arising out of or relating to this Agreement (including any other

Initial: Client SH FLG JSK             Page 2 of 5     130625 FLG Form of Client Placement Agreement.doc

Exhibit 10.2
CONFIDENTIAL PLACEMENT AGREEMENT

agreement(s) contemplated hereunder), including, without limitation, any action or claim based on tort, contract, or statute (including any claims of breach or violation of statutory or common law protections from discrimination, harassment and hostile working environment), or concerning the interpretation, effect, termination, validity, performance and/or breach of this Agreement (“Claim”), shall be resolved by final and binding arbitration before a single arbitrator (“Arbitrator”) selected from and administered by the San Francisco office of JAMS (the “Administrator”) in accordance with its then existing commercial arbitration rules and procedures. The arbitration shall be held in the San Mateo County, California. The Arbitrator shall, within fifteen (15) calendar days after the conclusion of the Arbitration hearing, issue a written award and statement of decision describing the essential findings and conclusions on which the award is based, including the calculation of any damages awarded. The Arbitrator also shall be authorized to grant any temporary, preliminary or permanent equitable remedy or relief he or she deems just and equitable and within the scope of this Agreement, including, without limitation, an injunction or order for specific performance. Each party shall bear its own attorney’s fees, costs, and disbursements arising out of the arbitration, and shall pay an equal share of the fees and costs of the Administrator and the Arbitrator; provided, however, the Arbitrator shall be authorized to determine whether a party is the prevailing party, and if so, to award to that prevailing party reimbursement for its reasonable attorneys’ fees, costs and disbursements, and/or the fees and costs of the Administrator and the Arbitrator. The Arbitrator’s award may be enforced in any court of competent jurisdiction. Notwithstanding the foregoing, nothing in this Section 8(c) will restrict either party from applying to any court of competent jurisdiction for injunctive relief.

D.
Upon completion of the engagement hereunder, FLG may place customary “tombstone” advertisements using Client’s logo and name in publications of FLG’s choice at its own expense, and/or cite the engagement in similar fashion on FLG’s website.

E.
Neither party may assign its rights or delegate its obligations hereunder, either in whole or in part, whether by operation of law or otherwise, without the prior written consent of the other party; provided, however, that FLG may assign its rights and delegate its obligations hereunder to any affiliate of FLG. The rights and liabilities of the parties under this Agreement will bind and inure to the benefit of the parties’ respective successors and permitted assigns.

F.
If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

G.
This Agreement, the Exhibits, and any executed Non-Disclosure Agreements specified therein and thus incorporated by reference, constitute the entire understanding and agreement of the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, express or implied, written or oral, between the parties with respect hereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

H.
Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived, only by a writing signed by the parties. The waiver by a party of any breach hereof for default in payment of any amount due hereunder or default in the performance hereof shall not be deemed to constitute a waiver of any other default or succeeding breach or default.

I.
If and to the extent that a party’s performance of any of its obligations pursuant to this Agreement is prevented, hindered or delayed by fire, flood, earthquake, elements of nature or acts of God, acts of war, terrorism, riots, civil disorders, rebellions or revolutions, or any other similar cause beyond the reasonable control of such party (each, a “Force Majeure Event”), and such non-performance, hindrance or delay could not have been prevented by reasonable precautions of the non-performing party, then the non-performing, hindered or delayed party shall be excused for such non-performance, hindrance or delay, as applicable, of those obligations affected by the Force Majeure Event for as long as such Force Majeure Event continues and such party continues to use its best efforts to recommence performance whenever and to whatever extent possible without delay, including through the use of alternate sources, workaround plans or other means.

J.
This Agreement may be executed in any number of counterparts and by the parties on separate counterparts, each of which when executed and delivered shall constitute an original, but all the counterparts together constitute one and the same instrument.

K.
This Agreement may be executed by facsimile signatures (including electronic versions of this document in Adobe Acrobat form which contain scanned signatures) by any party hereto and such signatures shall be deemed binding for all purposes hereof, without delivery of an original signature being thereafter required.

L.	Survivability. The following sections shall survive the termination of this Agreement: 5 (“Disclaimers and Limitation of Liability”); 7 (“Indemnification”); and 8 (“Miscellaneous”).

SIGNATURE PAGE FOLLOWS

Initial: Client SH FLG JSK             Page 3 of 5     130625 FLG Form of Client Placement Agreement.doc

Exhibit 10.2
CONFIDENTIAL PLACEMENT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

CLIENT:

Quantum Corporation
a Delaware corporation
By:Shawn Hall
Signed:     /s/ Shawn Hall
Title:SVP, General Counsel
Address:224 Airport Parkway, Suite 300
San Jose, CA 95110
Tel:408-944-4460
Fax:408-944-6581
Email:shawn.hall@quantum.com
FLG: FLG Partners, LLC, a California limited liability company By:Jeffrey S. Kuhn Signed: /s/ Jeffrey S. Kuhn Title:Managing Partner Effective Date:April 15, 2016

REMAINDER OF THIS PAGE LEFT BLANK

Initial: Client FLG                  Page 4 of 5     130625 FLG Form of Client Placement Agreement.doc

Exhibit 10.2
CONFIDENTIAL PLACEMENT AGREEMENT

EXHIBIT A

Employment Agreement

Initial: Client SH FLG JSK             Page 5 of 5     130625 FLG Form of Client Placement Agreement.doc